Exhibit 5.1- Opinion of the Law Offices of Yvonne Rebatta

YVONNE A. REBATTA
Attorney at Law
444 Madison Avenue, Suite 2904
New York, New York 10022

Telephone (212) 750-7878
Facsimile (212) 750-2326

September 17, 2003

United States Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

     Re: Madison Group III, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel to Madison Group III, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the public offering (the “Offering”) of up to 10,000,000 shares of the Company’s common stock (the “Shares”).

In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto, (b) the Company’s Certificate of Incorporation, (c) the Company’s By-laws, and (d) such statutes, records and other documents as I have deemed relevant and material. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the foregoing, I am of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Delawar.

I am also of the opinion that if and when the registration statement should become effective, all shares sold to the public through the use of the registration statement and the prospectus contained therein, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Delaware.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ YVONNE A. REBATTA, ESQ.
    Yvonne A. Rebatta
    Legal Counsel